As filed with the Securities and Exchange Commission on October 24, 2008	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Anadys Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3193172 (I.R.S. Employer Identification No.)

3115 Merryfield Row San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Anadys Pharmaceuticals, Inc.
2004 Equity Incentive Plan
2004 Employee Stock Purchase Plan
2004 Non-Employee Directors’ Stock Option Plan
(Full title of the plan)
Elizabeth E. Reed, Esq.
Vice President, Legal Affairs and Secretary
Anadys Pharmaceuticals, Inc.
3115 Merryfield Row
San Diego, California 92121
(Name and address of agent for service)
(858) 530-3600
(Telephone number, including area code, of agent for service)

Copy to:
Thomas A. Coll, Esq.
Steven M. Przesmicki, Esq.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121-9109
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.001 per share)	1,000,000 shares	$2.25(2)	$2,250,000(2)	$88.43
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.001 per share)	431,641 shares	$2.25(2)	$971,192(2)	$38.17
Common Stock issuable under the 2004 Non-Employee Directors’ Stock Option Plan (par value $0.001 per share)	143,880 shares	$2.25(2)	$323,730(2)	$12.72
Total	1,575,521 shares	N/A	$3,544,922	$139.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	This estimate is made pursuant to Rule 457(c) and (h) of the 1933 Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on October 20, 2008, as reported on the Nasdaq Global Market.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan and 2004 Employee Stock Purchase Plan under Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2006 (File No. 333-137114). Pursuant to General Instruction E on Form S-8, this Registration Statement incorporates by reference the contents of Registration Statement on Form S-8 (File No. 333-137114) referenced above, except as otherwise set forth herein.
EXHIBITS

Exhibit
Number	Exhibit Description	Incorporated by Reference or Attached Hereto
5.1	Opinion of Cooley Godward Kronish LLP.	Attached Hereto.

23.1	Consent of Independent Registered Public Accounting Firm.	Attached Hereto.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.	Attached Hereto.

24.1	Power of Attorney is contained on the signature page.	Attached Hereto.

99.1	2004 Non-Employee Directors’ Stock Option Plan, as amended.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed (SEC File No. 000-50632), on May 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October 24, 2008.

ANADYS PHARMACEUTICALS, INC.
By:	/s/ Elizabeth E. Reed
Elizabeth E. Reed, Esq.
Vice President, Legal Affairs and Secretary
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen T. Worland, Ph.D., James T. Glover and Elizabeth E. Reed, Esq., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any subsequent Registration Statement to be filed by Anadys Pharmaceuticals, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen T. Worland, Ph.D. Stephen T. Worland, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	October 24, 2008

/s/ James T. Glover James T. Glover	(Principal Financial Officer and Principal Accounting Officer)	October 24, 2008

/s/ George A. Scangos, Ph.D. George A. Scangos, Ph.D.	Chairman of the Board	October 24, 2008

/s/ Mark G. Foletta Mark G. Foletta	Director	October 24, 2008

/s/ Marios Fotiadis Marios Fotiadis	Director	October 24, 2008

/s/ Stelios Papadopoulos, Ph.D. Stelios Papadopoulos, Ph.D.	Director	October 24, 2008

/s/ Steven H. Holtzman Steven H. Holtzman	Director	October 24, 2008

/s/ Douglas E. Williams, Ph.D. Douglas E. Williams, Ph.D.	Director	October 24, 2008

/s/ Kleanthis G. Xanthopoulos, Ph.D. Kleanthis G. Xanthopoulos, Ph.D.	Director	October 24, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Description	Incorporated by Reference or Attached Hereto
5.1	Opinion of Cooley Godward Kronish LLP.	Attached Hereto.

23.1	Consent of Independent Registered Public Accounting Firm.	Attached Hereto.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.	Attached Hereto.

24.1	Power of Attorney is contained on the signature page.	Attached Hereto.

99.1	2004 Non-Employee Directors’ Stock Option Plan, as amended.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed (SEC File No. 000-50632), on May 1, 2008.